UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 20, 2013, Apollo Commercial Real Estate Finance, Inc. (the “Company”), through an indirect wholly-owned subsidiary as borrower and on behalf of itself as guarantor, entered into a third amendment letter related to its Master Repurchase and Securities Contract with Wells Fargo Bank, N.A. (the “Wells Facility”), which was originally entered into in August 2010 and amended in December 2011 and May 2012, to reduce the interest rate as follows: (i) with respect to the outstanding borrowings used to provide financing for the AAA-rated commercial mortgage-backed securities (“CMBS”), the interest rate was reduced to LIBOR+1.05% from LIBOR+1.25-1.50% (depending on the collateral pledged); and (ii) with respect to the outstanding borrowings used to provide financing for the CMBS for which the obligors are certain special purpose entities formed to hold substantially all of the assets of Hilton Worldwide, Inc., the interest rate was reduced to LIBOR+1.75% from LIBOR+2.35%. In addition, the maturity date of the Wells Facility with respect to the outstanding borrowings used to provide financing for the AAA-rated CMBS was extended to March 2014. The Maximum Amount (as defined in the Wells Facility) was reduced to the outstanding balance of $212,342,816.49.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:	/s/ Stuart A. Rothstein
Stuart A. Rothstein
President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

Date: February 26, 2013